Exhibit 99.1

Analog Devices Reports Fiscal First Quarter 2024 Financial Results
•Revenue of more than $2.5 billion with continued growth in Automotive
•Operating cash flow of $4.6 billion and free cash flow of $3.2 billion on a trailing twelve-month basis
•Returned over $600 million to shareholders through dividends and repurchases in the first quarter
•Raised quarterly dividend by 7%, marking the twentieth consecutive year of increase
•Appointed Richard C. Puccio as EVP and Chief Financial Officer
WILMINGTON, Mass.--(BUSINESS WIRE)--February 21, 2024--Analog Devices, Inc. (Nasdaq: ADI), a global semiconductor leader, today announced financial results for its 14-week fiscal first quarter 2024, which ended February 3, 2024.
“ADI delivered first quarter revenue and profitability above the midpoint of our outlook, despite the continued difficult macroeconomic environment,” said Vincent Roche, CEO and Chair. “Consistent with our prior view, we expect customer inventory rationalization to largely subside in our second quarter, and thus enter the second half in a more favorable business backdrop. Importantly, we are well positioned to capitalize on the inevitable upswing given our replenished die banks, short lead times, and agile hybrid manufacturing model.”
Roche continued, “Over the past several years, we have invested at record levels in product development, customer engagement, and manufacturing activities, positioning us exceptionally well to pursue the rich opportunities of the Intelligent Edge era. The growing criticality of our technology to our customers’ success, and our ‘customer first’ approach to innovation, gives me unwavering confidence in our ability to drive shareholder value for many years to come.”

Performance for the 14 Week First Quarter of Fiscal 2024

Results Summary(1)
(in millions, except per-share amounts and percentages)

	Three Months Ended
	Feb. 3, 2024	Jan. 28, 2023	Change
Revenue	$2,513	$3,250	(23)%
Gross margin	$1,474	$2,124	(31)%
Gross margin percentage	58.7%	65.4%	(670 bps)
Operating income	$586	$1,131	(48)%
Operating margin	23.3%	34.8%	(1,150 bps)
Diluted earnings per share	$0.93	$1.88	(51)%

Adjusted Results(2)
Adjusted gross margin	$1,734	$2,392	(28)%
Adjusted gross margin percentage	69.0%	73.6%	(460 bps)
Adjusted operating income	$1,054	$1,659	(36)%
Adjusted operating margin	42.0%	51.1%	(910 bps)
Adjusted diluted earnings per share	$1.73	$2.75	(37)%

		Three Months Ended	Trailing Twelve Months
Cash Generation		Feb. 3, 2024	Feb. 3, 2024
Net cash provided by operating activities		$1,139	$4,550
% of revenue		45%	39%
Capital expenditures		$(223)	$(1,308)
Free cash flow(2)		$916	$3,242
% of revenue		36%	28%

		Three Months Ended	Trailing Twelve Months
Cash Return		Feb. 3, 2024	Feb. 3, 2024
Dividend paid		$(426)	$(1,720)
Stock repurchases		(180)	(2,490)
Total cash returned		$(606)	$(4,209)

(1) The sum and/or computation of the individual amounts may not equal the total due to rounding.
(2) Reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this press release. See also the "Non-GAAP Financial Information" section for additional information.

Outlook for the Second Quarter of Fiscal Year 2024

For the second quarter of fiscal 2024, we are forecasting revenue of $2.10 billion, +/- $100 million. At the midpoint of this revenue outlook, we expect reported operating margin of approximately 15.1%, +/-200 bps, and adjusted operating margin of approximately 37.0%, +/-100 bps. We are planning for reported EPS to be $0.46, +/-$0.10, and adjusted EPS to be $1.26, +/-$0.10.

Our second quarter fiscal 2024 outlook is based on current expectations and actual results may differ materially as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

The adjusted results and adjusted anticipated results above are financial measures presented on a non-GAAP basis. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this release. See also the “Non-GAAP Financial Information” section for additional information.

Dividend Payment

The ADI Board of Directors has declared a quarterly cash dividend of $0.92 per outstanding share of common stock. The dividend will be paid on March 15, 2024 to all shareholders of record at the close of business on March 5, 2024.

Conference Call Scheduled for Today, Wednesday, February 21, 2024 at 10:00 am ET

ADI will host a conference call to discuss our first quarter fiscal 2024 results and short-term outlook today, beginning at 10:00 am ET. Investors may join via webcast, accessible at investor.analog.com.

Non-GAAP Financial Information

This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, U.S. generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP measures have material limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and should not be considered in isolation from, or as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company’s use of non-GAAP measures, and the underlying methodology when including or excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods. You are cautioned not to place undue reliance on these non-GAAP measures. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this release.
Management uses non-GAAP measures internally to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in evaluating the Company’s core business and trends across different reporting periods on a consistent basis. Management also uses these non-GAAP measures as primary performance measurements when communicating with analysts and investors regarding the Company’s earnings results and outlook and believes that the presentation of these non-GAAP measures is useful to investors because it provides investors with the operating results that management uses to manage the Company and enables investors and analysts to evaluate the Company’s core business. Management also believes that free cash flow, a non-GAAP liquidity measure, is useful both internally and to investors because it provides information about the amount of cash generated after capital expenditures that is then available to repay debt obligations, make investments and fund acquisitions, and for certain other activities.
The non-GAAP financial measures referenced by ADI in this release include: adjusted gross margin, adjusted gross margin percentage, adjusted operating expenses, adjusted operating expenses percentage, adjusted operating income, adjusted operating margin, adjusted nonoperating expense (income), adjusted income before income taxes, adjusted provision for income taxes, adjusted tax rate, adjusted diluted earnings per share (EPS), free cash flow, and free cash flow revenue percentage.
Adjusted gross margin is defined as gross margin, determined in accordance with GAAP, excluding certain acquisition related expenses1, which are described further below. Adjusted gross margin percentage represents adjusted gross margin divided by revenue.
Adjusted operating expenses is defined as operating expenses, determined in accordance with GAAP, excluding: certain acquisition related expenses1, acquisition related transaction costs2, and special charges, net3, which are described further below. Adjusted operating expenses percentage represents adjusted operating expenses divided by revenue.
Adjusted operating income is defined as operating income, determined in accordance with GAAP, excluding: acquisition related expenses1, acquisition related transaction costs2, and special charges, net3, which are described further below. Adjusted operating margin represents adjusted operating income divided by revenue.
Adjusted nonoperating expense (income) is defined as nonoperating expense (income), determined in accordance with GAAP, excluding: certain acquisition related expenses1, which is described further below.
Adjusted income before income taxes is defined as income before income taxes, determined in accordance with GAAP, excluding: acquisition related expenses1, acquisition related transaction costs2, and special charges, net3, which are described further below.
Adjusted provision for income taxes is defined as provision for income taxes, determined in accordance with GAAP, excluding tax related items4, which are described further below. Adjusted tax rate represents adjusted provision for income taxes divided by adjusted income before income taxes.
Adjusted diluted EPS is defined as diluted EPS, determined in accordance with GAAP, excluding: acquisition related expenses1, acquisition related transaction costs2, special charges, net3, and tax related items4, which are described further below.
Free cash flow is defined as net cash provided by operating activities, determined in accordance with GAAP, less additions to property, plant and equipment, net. Free cash flow revenue percentage represents free cash flow divided by revenue.
1Acquisition Related Expenses: Expenses incurred as a result of current and prior period acquisitions and primarily include expenses associated with the fair value adjustments to debt, inventory, property, plant and equipment and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. Expenses also include fair value adjustments associated with the replacement of share-based awards related to the Maxim Integrated Products, Inc. (Maxim) acquisition. We excluded these costs from our non-GAAP measures because they relate to specific transactions and are not reflective of our ongoing financial performance.

2Acquisition Related Transaction Costs: Costs directly related to the Maxim acquisition, including legal, accounting and other professional fees as well as integration-related costs. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.
3Special Charges, net: Expenses, net, incurred as part of the integration of Maxim, in connection with facility closures, consolidation of manufacturing facilities, severance, other accelerated stock-based compensation expense and other cost reduction efforts or reorganizational initiatives. We excluded these expenses from our non-GAAP measures because apart from ongoing expense savings as a result of such items, these expenses have no direct correlation to the operation of our business in the future.
4Tax Related Items: Income tax effect of the non-GAAP items discussed above and certain other income tax benefits associated with prior periods. We excluded the income tax effect of these tax related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

About Analog Devices, Inc.
Analog Devices, Inc. (NASDAQ: ADI) is a global semiconductor leader that bridges the physical and digital worlds to enable breakthroughs at the Intelligent Edge. ADI combines analog, digital, and software technologies into solutions that help drive advancements in digitized factories, mobility, and digital healthcare, combat climate change, and reliably connect humans and the world. With revenue of more than $12 billion in FY23 and approximately 26,000 people globally working alongside 125,000 global customers, ADI ensures today’s innovators stay Ahead of What’s Possible. Learn more at www.analog.com and on LinkedIn and Twitter (X).

Forward Looking Statements
This press release contains forward-looking statements, which address a variety of subjects including, for example, our statements regarding financial performance; customer inventory rationalization; economic uncertainty, demand, business cycles, and supply chains; capital expenditures; expected revenue, operating margin, nonoperating expenses, tax rate, earnings per share, and other financial results; investments; expected market and technology trends and acceleration of those trends; market size, market share gains, market position, and growth opportunities; expected product solutions, offerings, technologies, capabilities, and applications; the value and importance of, and other benefits related to, our product solutions, offerings, and technologies to our customers; our manufacturing resilience plan and related benefits; future dividends and share repurchases; and other future events. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: economic, political, legal and regulatory uncertainty or conflicts; changes in demand for semiconductor products; manufacturing delays, product and raw materials availability and supply chain disruptions; products that may be diverted from our authorized distribution channels; changes in export classifications, import and export regulations or duties and tariffs; our development of technologies and research and development investments; our future liquidity, capital needs and capital expenditures; our ability to compete successfully in the markets in which we operate; our ability to recruit and retain key personnel; risks related to acquisitions or other strategic transactions; security breaches or other cyber incidents; adverse results in litigation matters; reputational damage; changes in our estimates of our expected tax rates based on current tax law; risks related to our indebtedness; unanticipated difficulties or expenditures related to integrating Maxim Integrated Products, Inc.; the discretion of our Board of Directors to declare dividends and our ability to pay dividends in the future; factors impacting our ability to repurchase shares; and uncertainty as to the long-term value of our common stock. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.
Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	Feb. 3, 2024	Jan. 28, 2023
Revenue	$2,512,704	$3,249,630
Cost of sales	1,038,763	1,125,289
Gross margin	1,473,941	2,124,341
Operating expenses:
Research and development	391,427	414,095
Selling, marketing, general and administrative	290,078	326,284
Amortization of intangibles	190,332	253,142
Special charges, net	16,140	—
Total operating expenses	887,977	993,521
Operating income	585,964	1,130,820
Nonoperating expense (income):
Interest expense	77,141	60,453
Interest income	(9,169)	(10,829)
Other, net	4,574	7,723
Total nonoperating expense (income)	72,546	57,347
Income before income taxes	513,418	1,073,473
Provision for income taxes	50,691	111,999
Net income	$462,727	$961,474

Shares used to compute earnings per common share - basic	495,765	507,121
Shares used to compute earnings per common share - diluted	498,741	511,184

Basic earnings per common share	$0.93	$1.90
Diluted earnings per common share	$0.93	$1.88

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	Feb. 3, 2024	Oct. 28, 2023
Cash & cash equivalents	$1,303,560	$958,061
Accounts receivable	1,196,721	1,469,734
Inventories	1,553,221	1,642,214
Other current assets	362,375	314,013
Total current assets	4,415,877	4,384,022
Net property, plant and equipment	3,281,937	3,219,157
Goodwill	26,913,134	26,913,134
Intangible assets, net	10,871,054	11,311,957
Deferred tax assets	2,172,174	2,223,272
Other assets	734,288	742,936
Total assets	$48,388,464	$48,794,478

Other current liabilities	$1,879,600	$2,154,695
Debt, current	499,322	499,052
Commercial paper notes	544,444	547,224
Long-term debt	5,946,673	5,902,457
Deferred income taxes	2,975,815	3,127,852
Other non-current liabilities	994,537	998,076
Shareholders' equity	35,548,073	35,565,122
Total liabilities & shareholders' equity	$48,388,464	$48,794,478

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended
	Feb. 3, 2024	Jan. 28, 2023
Cash flows from operating activities:
Net income	$462,727	$961,474
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	84,348	85,321
Amortization of intangibles	440,903	502,177
Stock-based compensation expense	69,815	75,041
Deferred income taxes	(102,149)	(146,354)
Other	4,684	9,732
Changes in operating assets and liabilities	178,504	(81,086)
Total adjustments	676,105	444,831
Net cash provided by operating activities	1,138,832	1,406,305
Cash flows from investing activities:
Additions to property, plant and equipment, net	(222,978)	(176,158)
Other	3,877	102
Net cash used for investing activities	(219,101)	(176,056)
Cash flows from financing activities:
Proceeds from commercial paper notes	2,779,494	—
Payments of commercial paper notes	(2,782,274)	—
Repurchase of common stock	(180,351)	(654,557)
Dividend payments to shareholders	(426,076)	(385,452)
Proceeds from employee stock plans	49,819	41,238
Other	(14,844)	(31,588)
Net cash used for financing activities	(574,232)	(1,030,359)
Net increase in cash and cash equivalents	345,499	199,890
Cash and cash equivalents at beginning of period	958,061	1,470,572
Cash and cash equivalents at end of period	$1,303,560	$1,670,462

ANALOG DEVICES, INC.
REVENUE TRENDS BY END MARKET
(Unaudited)
(In thousands)

The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data and our methodology evolves and improves, the categorization of products by end market can vary over time. When this occurs, we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market.

	Three Months Ended
	February 3, 2024			January 28, 2023
	Revenue	% of Revenue[1]	Y/Y%	Revenue	% of Revenue[1]
Industrial	$1,196,832	48%	(31)%	$1,740,780	54%
Automotive	739,158	29%	9%	680,637	21%
Communications	302,573	12%	(37)%	477,266	15%
Consumer	274,141	11%	(22)%	350,947	11%
Total revenue	$2,512,704	100%	(23)%	$3,249,630	100%

1) The sum of the individual percentages may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	Feb. 3, 2024	Jan. 28, 2023
Gross margin	$1,473,941	$2,124,341
Gross margin percentage	58.7%	65.4%
Acquisition related expenses	259,884	267,514
Adjusted gross margin	$1,733,825	$2,391,855
Adjusted gross margin percentage	69.0%	73.6%

Operating expenses	$887,977	$993,521
Percent of revenue	35.3%	30.6%
Acquisition related expenses	(192,422)	(258,059)
Acquisition related transaction costs	—	(2,563)
Special charges, net	(16,140)	—
Adjusted operating expenses	$679,415	$732,899
Adjusted operating expenses percentage	27.0%	22.6%

Operating income	$585,964	$1,130,820
Operating margin	23.3%	34.8%
Acquisition related expenses	452,306	525,573
Acquisition related transaction costs	—	2,563
Special charges, net	16,140	—
Adjusted operating income	$1,054,410	$1,658,956
Adjusted operating margin	42.0%	51.1%

Nonoperating expense (income)	$72,546	$57,347
Acquisition related expenses	2,150	2,288
Adjusted nonoperating expense (income)	$74,696	$59,635

Income before income taxes	$513,418	$1,073,473
Acquisition related expenses	450,156	523,285
Acquisition related transaction costs	—	2,563
Special charges, net	16,140	—
Adjusted income before income taxes	$979,714	$1,599,321

Provision for income taxes	$50,691	$111,999
Effective income tax rate	9.9%	10.4%
Tax related items	65,030	81,843
Adjusted provision for income taxes	$115,721	$193,842
Adjusted tax rate	11.8%	12.1%

Diluted EPS	$0.93	$1.88
Acquisition related expenses	0.90	1.02
Acquisition related transaction costs	—	0.01
Special charges, net	0.03	—
Tax related items	(0.13)	(0.16)
Adjusted diluted EPS*	$1.73	$2.75
* The sum of the individual per share amounts may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited)
(In thousands)

	Trailing Twelve Months	Three Months Ended
	Feb. 3, 2024	Feb. 3, 2024	Oct. 28, 2023	Jul. 29, 2023	Apr. 29, 2023
Revenue	$11,568,613	$2,512,704	$2,716,484	$3,076,495	$3,262,930
Net cash provided by operating activities	$4,550,161	$1,138,832	$1,187,294	$1,142,454	$1,081,581
% of Revenue	39%	45%	44%	37%	33%
Capital expenditures	$(1,308,283)	$(222,978)	$(476,393)	$(324,574)	$(284,338)
Free cash flow	$3,241,878	$915,854	$710,901	$817,880	$797,243
% of Revenue	28%	36%	26%	27%	24%

ANALOG DEVICES, INC.
RECONCILIATION OF PROJECTED GAAP TO NON-GAAP RESULTS
(Unaudited)

Three Months Ending May 4, 2024
	Reported	Adjusted
Revenue	$2.10 Billion	$2.10 Billion
	(+/- $100 Million)	(+/- $100 Million)
Operating margin	15.1%	37.0% (1)
	(+/-200 bps)	(+/-100 bps)
Nonoperating expenses	~ $65 Million	~ $65 Million
Tax rate	11% - 13%	11% - 13% (2)
Earnings per share	$0.46	$1.26 (3)
	(+/- $0.10)	(+/- $0.10)

(1) Includes $460 million of adjustments related to acquisition related expenses and special charges, net as previously defined in the Non-GAAP Financial Information section of this press release.
(2) Includes $61 million of tax effects associated with the adjustments for acquisition related expenses and special charges, net noted above.
(3) Includes $0.80 of adjustments related to the net impact of acquisition related expenses, special charges, net and the tax effects on those items.

For more information, please contact:

Investor Contact:
Analog Devices, Inc.
Mr. Michael Lucarelli
Vice President, Investor Relations and FP&A
781-461-3282
investor.relations@analog.com

Media Contact:
Analog Devices, Inc.
Ms. Ferda Millan
Global PR & External Communications
Ferda.Millan@analog.com